UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2020, TTEC Holdings, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”). At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.         To elect seven directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each director was elected with the votes cast as follows:

Nominee	For	Abstain	Broker Non-Votes
Kenneth D. Tuchman	43,492,787	53,756	1,265,556
Steven J. Anenen	42,900,155	40,258	1,265,556
Tracy L. Bahl	42,894,550	40,757	1,265,556
Gregory A. Conley	43,735,827	40,258	1,265,556
Robert N. Frerichs	39,978,307	40,256	1,265,556
Marc L. Holtzman	42,922,335	40,256	1,265,556
Ekta Singh-Bushell	36,456,413	40,756	1,265,556

2.         To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2020. The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
45,193,332	197,723	2,376	0

3.         To approve the TTEC 2020 Equity Incentive Plan. TTEC 2020 Equity Incentive Plan was approved with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
43,119,190	1,006,662	2,023	1,265,556

4.         To approve an Advisory Vote on Executive Compensation. Executive Compensation was approved, on an advisory basis, with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
44,023,678	100,388	3,809	1,265,556

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: May 15, 2020	By:	/s/ Margaret B. McLean
Margaret B. McLean, Senior Vice President, General Counsel & Corporate Secretary

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